EXHIBIT 10.29

AMENDMENT TO LICENSE AGREEMENT

THIS AMENDMENT (“Amendment No. 1”) is made as of 23 January 2015 to the License Agreement dated 19th September 2014 (the “License Agreement”) between Plasma Technologies, LLC, (hereinafter referred to as “PLASMATECH”) a South Carolina limited liability company with an address c/o Eugene J. Zurlo, 36 Prioleau Street, Unit N, Charleston, SC 29401 and PlasmaTech Biopharmaceuticals, Inc., a Delaware corporation having a place of business at 1325 Avenue of the Americas, 27th Floor, New York, NY USA (‘LICENSEE”).

PLASMATECH and LICENSEE are hereinafter referred to as a “Party” and collectively “Parties” to this Amendment No. 1.

In consideration of the mutual covenants, terms and conditions set forth below and for other good and valuable consideration which the Parties hereto hereby acknowledge, the Parties agree as follows:

1.           As of the date of this amendment, Section 3.1(a) is amended and restated as follows:

(a)          Effective Date Payment. In consideration of the rights and licenses granted by PLASMATECH herein, LICENSEE shall deliver to PLASMATECH a combination of cash and common shares in LICENSEE in the amount of five million dollars ($5,000,000.00). One million dollars ($1,000,000.00) will be paid in cash. The remaining four million dollars ($4,000,000.00) will be paid at the option of the LICENSEE in cash and/or shares of common stock (such shares of common stock, for this purpose, being valued at the price to the public in the offering, net of transaction expenses and underwriting fees) on January 15, 2017.

2.           Except as expressly set forth in this Amendment No. 1, all terms of the License Agreement shall remain in full force and effect.

3.           This Amendment No. 1 may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. This Amendment No. 1, to the extent signed and delivered by means of a facsimile machine or by exchanging PDF signatures, shall be treated in all manner and respects and for all purposes as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

IN WITNESS whereof the Parties hereto have caused this Amendment No. 1 to be signed by their duly authorized officers.

Signed for and on behalf of		Signed for and on behalf of
Plasma Technologies LLC		PlasmaTech Biopharmaceuticals, Inc.

/s/ Eugene J. Zurlo		/s/ Steven H. Rouhandeh
Name:	Eugene J. Zurlo	Name:	Steven H. Rouhandeh
Title:	Manager	Title:	Chairman